Exhibit 99.1

ClearPoint Receives Second Nasdaq Notice Related to Listing Standards

CHALFONT, PA, June 12, 2008/PRNewswire/ — ClearPoint Business Resources, Inc. (Nasdaq: CPBR), a provider of innovative workforce management solutions, announced that, on June 9, 2008, the Company received a letter (the “Notice”) from The Nasdaq Stock Market indicating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(4) (“Rule 4310(c)(4)”) because, for the previous 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum requirement of $1.00 per share. The Notice states that in accordance with the Nasdaq Marketplace Rules, the Company will be provided 180 calendar days, or until December 8, 2008, to regain compliance with Rule 4310(c)(4). If, at any time before December 8, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the staff of the Nasdaq Listing Qualifications Department (the “Staff”) may provide the Company written notification that it has achieved compliance with Rule 4310(c)(4).

The Notice also states that if the Company does not regain compliance with Rule 4310(c)(4) by December 8, 2008, the Staff will determine whether the Company meets the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If the Company meets such initial listing criteria, the Staff will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, the Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company would have the ability to appeal the Staff’s decision to the Nasdaq Listing Qualifications Panel. The Company can offer no assurance that it will be able to achieve compliance with the Nasdaq Marketplace Rules referenced above.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the Company’s ability to regain compliance with Nasdaq listing standards and other risks and uncertainties detailed in the reports filed by the Company with the SEC. You should not place undue reliance on the Company’s forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update or revise any forward-looking statements.

About ClearPoint

ClearPoint Business Resources, Inc. (“ClearPoint”) is a workforce management solutions provider to clients ranging from small businesses to Fortune 500 companies. ClearPoint’s iLabor network is a proprietary technology-based platform that provides its clients with a comprehensive web-based portal to streamline the process involved in procurement and management of temporary labor. Orders placed by ClearPoint’s clients are fulfilled through a network of ClearPoint-approved staffing vendors. The iLabor platform provides a virtual marketplace for the electronic procurement (“e-procurement”) of temporary labor and provides the client with one contract and one contact point to order temporary labor on a national scale. iLabor is an on-demand e-procurement solution that is hosted by ClearPoint which eliminates the need for clients to install and maintain costly hardware and software applications. The client can access iLabor through standard Internet connections and web browsers, and is assigned access codes and account information, eliminating the need for time consuming and costly systems integrations. The iLabor platform provides real-time feedback on all posted positions and provides a centralized reporting mechanism for clients to review and monitor their spending on temporary labor on a national basis. The iLabor network is a technology-based procurement method that provides a low cost and easy alternative for ClearPoint’s clients, as well as traditional staffing companies in the industry, to procure temporary labor through a large ClearPoint-approved staffing vendor network that has broad national coverage. The iLabor platform is a fully scalable product offering that can accommodate significant growth in transaction volumes for ClearPoint without significant increases to the Company’s existing cost structure.

For more information about ClearPoint, visit www.clear-point.com.

Contact Information:

Michael Traina, CEO

ClearPoint Business Resources, Inc.

(215) 997-7710

mtraina@clear-point.com